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                     THIRD AMENDMENT TO LICENSE AGREEMENT
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    THE LICENSE AGREEMENT made and entered into the 14th day of April 1992 and amended on April 2, 1993, May 11, 1993 and July 1, 1994, by and between Spalding Sports Worldwide, a division of Spalding & Evenflo Companies, Inc., (hereinafter referred to as "Spalding") and Ajay Leisure Products Inc., (hereinafter referred to as "Company") is further amended as follows:

    Section 3.1: Term - is modified to add the following language:
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    Company shall have the right to exercise an additional two year option period July 1, 1996 to June 30, 1998 based on Spalding earning and receiving on Company's actual net sale the minimum royalties as set forth in Exhibit D for the year ended June 30, 1995 and further provided that as of March 31, 1996 Spalding has earned and received on actual net sales sixty percent (60%) of the minimum royalties for the contract year ended June 30, 1996, provided this Agreement has not been terminated in accordance with its provisions.

    Section 4.2: Minimum Royalty - The second and third paragraphs are deleted
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in its entirety and are replaced by the following language:

    Except for the balance of the current contract year which covers July 1, 1994 to June 30, 1995, effective July 1, 1995 on or before the 25th of the first month of each quarter of any contact year (July 25, October 25, January 25, April 25) Company shall pay Spalding a percentage of the total annual minimum as designated in Exhibit E. However, if during the course of a contract year Company's total royalty payments to Spalding (earned and minimum royalties) exceed the total minimum royalty for that year, then only earned royalties shall be paid to Spalding by Company during the balance of that year (See Exhibit E).

    Section 6.4: Trademark Notice - Paragraph 1 is deleted in its entirety and
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is replaced by the following language:

    "Company agrees that whenever the Trademark is used, there will be notice of the fact that "Trademark is owned by Lisco Inc., a Spalding company" or such other notice as specified by Spalding from time to time in form, size, and location approved by Spalding in writing".

    Exhibits "D", "E" and "G" are deleted in their entirety and are replaced by revised Exhibits "D", "E", and "G" which are attached.

    Except as modified herein, the provisions of this License Agreement as amended shall remain in full force and effect.

    IN WITNESS WHEREOF the parties have caused this Amendment to the License Agreement to be effective the 5th day of June 1995.
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SPALDING & EVENFLO COMPANIES, INC.                AJAY LEISURE PRODUCTS INC.

By:  /s/ PAUL L. WHITING                          By: /s/ C.N. YAHN
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Title & Date: President 6/5/95                Title & Date: President 4-24-95
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